Exhibit 99.1

AUXILIUM PHARMACEUTICALS, INC. ANNOUNCES THE FDA ACCEPTANCE OF APPLICATION REQUESTING APPROVAL OF XIAFLEX® FOR THE CONCURRENT TREATMENT OF MULTIPLE PALPABLE CORDS

PDUFA Date Scheduled for October 20, 2014

CHESTERBROOK, Pa., February 24, 2014 — Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL), a fully integrated specialty biopharmaceutical company, today announced that the U.S. Food and Drug Administration (FDA) has accepted the Company’s submission of a supplemental Biologics License Application (sBLA) requesting approval of XIAFLEX (collagenase clostridium histolyticum, or CCH) for the treatment of two  Dupuytren’s contracture (DC) cords concurrently. The PDUFA date for the sBLA filing is October 20, 2014.

“This is another important milestone for Auxilium, for XIAFLEX and, importantly, for patients suffering from Dupuytren’s contracture, — specifically those affected by multiple cords causing contracture,” said Adrian Adams, Chief Executive Officer and President of Auxilium. “We believe that a potential label expansion would provide a non-surgical option for treating two cords concurrently during one office procedure and we look forward to our PDUFA date later this year.”

Dupuytren’s contracture is a progressive hand disease that can present with multiple collagen “cords” that limit finger movement and hand function. It is estimated that 35 to 40 percent of annual surgical procedures in the U.S. are performed to treat more than one DC cord at a time[i]. The sBLA, seeking expansion of the labeling for the concurrent treatment of two  palpable cords, is based on positive results from the global, multicenter Phase 3b MULTICORD (Multiple Treatment Investigation of Collagenase Optimizing the Resolution of Dupuytren’s) trial, together with data from the Company’s earlier studies (AUX-CC-861 and AUX-CC-864). The study also examined efficacy and safety of the finger extension procedure at 24, 48 or 72 hours post injection.

XIAFLEX is a biologic approved in the U.S., EU, Canada and Australia for the treatment of adult DC patients with a palpable cord and, in the U.S., for the treatment of adult men with Peyronie’s disease (PD) with a palpable plaque and a curvature deformity of at least 30 degrees at the start of therapy. XIAFLEX has been granted Orphan Drug Designation in the U.S. by the FDA for DC and PD.

About Dupuytren’s Contracture

Dupuytren’s disease is a progressive condition affecting the hand, specifically the layer of tissue just under the skin of the palm and fingers. While this layer of tissue normally contains collagen, in patients with Dupuytren’s there is an increase in the amount of collagen produced. Abnormal collagen build-up results in nodule and cord formation that worsens over time. Eventually, rope-

like collagen cords may form, thicken and shorten, causing the fingers to be drawn in toward the palm. This thickening and shortening of the Dupuytren’s cord can reduce the finger’s range of motion (how much a person can move or straighten them). Once the Dupuytren’s collagen cord can be felt, it is referred to as a “palpable cord.” [ii],[iii]

About XIAFLEX

XIAFLEX (collagenase clostridium histolyticum, or CCH) is a biologic approved in the U.S., EU, Canada and Australia for the treatment of adult Dupuytren’s contracture patients with a palpable cord and, in the U.S. for the treatment of adult men with Peyronie’s disease with a palpable plaque and curvature deformity of at least 30 degrees at the start of therapy. XIAFLEX consists of a combination of two subtypes of collagenase, derived from Clostridium histolyticum. Together, the collagenase sub-types are thought to work synergistically to break the bonds of the triple helix collagen structure. XIAFLEX has been granted Orphan status in the U.S. by the FDA for DC and PD. Additionally, CCH is currently being studied in clinical trials in the following collagen-related conditions: frozen shoulder syndrome (Phase 2), cellulite (Phase 2), and lipoma (Phase 2).

About Auxilium

Auxilium Pharmaceuticals, Inc. is a fully integrated specialty biopharmaceutical company with a focus on developing and commercializing innovative products for specialist audiences. With a broad range of first- and second-line products across multiple indications, Auxilium is an emerging leader in the men’s healthcare area and has strategically expanded its product portfolio and pipeline in orthopedics, dermatology and other therapeutic areas. Auxilium now has a broad portfolio of 12 approved products. Among other products in the U.S., Auxilium markets Edex® (alprostadil for injection), an injectable treatment for erectile dysfunction, Osbon ErecAid®, the leading device for aiding erectile dysfunction, STENDRA™ (avanafil), an oral erectile dysfunction therapy, Testim® (testosterone gel) for the topical treatment of hypogonadism, TESTOPEL® (testosterone pellets) a long-acting implantable testosterone replacement therapy, XIAFLEX® (collagenase clostridium histolyticum or CCH) for the treatment of Peyronie’s disease and XIAFLEX for the treatment of Dupuytren’s contracture. The Company also has programs in Phase 2 clinical development for the treatment of Frozen Shoulder syndrome and cellulite. Auxilium’s mission is to improve the lives of patients throughout the world by successfully identifying, developing and commercializing innovative specialty biopharmaceutical products. To learn more, please visit www.Auxilium.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, including statements made with respect to: whether and when the FDA might approve XIAFLEX for the treatment of multiple DC cords concurrently, and the significance of any such approval; the currently scheduled PDUFA date for the Company’s multicord sBLA; and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as “may”, “will”, “should” “would”, “expect”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “future”, “continue”, or “appear” or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Although forward-looking statements are based on Auxilium’s current plans or assessments that are believed to be reasonable as of the date of this press release, they inherently involve certain risks and uncertainties. These forward-looking statements are subject to a number of risks and uncertainties, including those discussed under “Risk Factors” in Auxilium’s Annual Report on Form 10-K for the year ended December 31, 2012 and in other public filings with the SEC, including, without limitation, as such Form 10-K was updated in Item 8.01 of the Current Report on Form 8-K filed on April 29, 2013 and Auxilium’s Quarterly Reports for 2013. While Auxilium may elect to update the forward-looking statements made in this news release in the future, Auxilium specifically disclaims any obligation to do so. Auxilium’s SEC filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov. There may be additional risks that Auxilium does not presently know or that Auxilium currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements.

[i] Ipsos DC Buying Process, Patient survey Aug-Sept’12, HCP survey Sept-Oct’12, HCP n=496

[ii] Luck JV. Dupuytren’s contracture: a new concept of the pathogenesis correlated with surgical management. J Bone Joint Surg Am. 1959;41(4):635-664.

[iii] Desai SS, Hentz VR. Collagenase clostridium histolyticum for Dupuytren’s contracture. Expert Opin Biol Ther. 2010;10(9):1395-1404.

Auxilium Contacts:
Keri P. Mattox / SVP, IR &	Nichol L. Ochsner / Senior Director, IR &
Corporate Communications	Corporate Communications
Auxilium Pharmaceuticals, Inc.	Auxilium Pharmaceuticals, Inc.
(484) 321-5900	(484) 321-5900
kmattox@auxilium.com	nochsner@auxilium.com